Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY STATE SECURITIES LAWS OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE AUTHORITY.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$	March , 2003
San Diego, CA

For value received, ImageWare Systems, Inc., a California corporation (“Payor”), hereby promises to pay to the order of                         (the “Holder”) the principal sum of                         Dollars ($                  ) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.  This Note is being issued by Payor along with similar convertible notes designated as Convertible Subordinated Promissory Notes (together with this Note, the “Notes”).  Holders of the Notes shall collectively be referred to herein as the “Holders”.

1.             Principal and Interest; Pro Rata Payments; Place and Application of Payments.  Unless this Note has been converted in accordance with the terms of Section 2 below, the entire outstanding principal amount of this Note shall be due and payable on April 15, 2005 (the “Maturity Date”).  Payor further promises to pay interest on the outstanding principal amount hereof from the date hereof until this Note is converted pursuant to Section 2 below or paid in full (whichever is earlier), which interest shall be payable at the rate of eight and one-half percent (8½%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.  Interest shall be due and payable semi-annually in arrears on each April 15th and October 15th and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders of Notes.  All amounts payable hereunder shall be payable at the office of Holder,                                              , unless another place of payment shall be specified in writing by Holder.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

2.             Conversion.

(a)           On or before the Maturity Date, at the election of the Holder, the principal amount of this Note (and all accrued and unpaid interest thereon) (the “Conversion Amount”) may be converted into a number of fully paid and nonassessable shares of Payor’s common stock (the “Common Stock”). The number of shares of Common Stock issuable upon conversion of this Note shall be determined by the following formula:

Conversion Amount

Conversion Price (defined below)

(b)           Upon conversion of this Note, the Holder shall surrender or cause to be surrendered this Note, duly endorsed, as soon as practicable thereafter to Payor. Upon receipt by Payor of a facsimile copy of this Note from the Holder, Payor shall immediately send, via facsimile, a confirmation to the Holder stating that this Note has been received, the date upon which Payor expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person of Payor regarding the conversion.  Payor shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to Payor, or the Holder notifies Payor that this Note has been lost, stolen or destroyed and delivers the documentation to Payor required by Section 6 hereof.

(c)           Upon the surrender of this Note pursuant to subsection (b) above, Payor shall, as soon as practicable, issue and deliver to the Holder the number of shares of Common Stock issuable upon conversion of the Note.  Payor shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion.

(d)           If the conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be payable in cash based upon the Conversion Price, and the number of shares of Common Stock issuable upon conversion of this Note shall be the next lower whole number of shares.

(e)           The Conversion Price shall initially be $1.90, and shall be subject to adjustment from time to time as follows:

(i)            If, at any time after the date of issuance of this Note (the “Issue Date”), the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.  In such event, Payor shall notify Payor’s transfer agent of such change on or before the effective date thereof.

(ii)           If, at any time after the Issue Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of Payor with any other entity (other than a merger in which Payor is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of Payor or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), then appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to the rights and interests of the Holders of the Notes to the end that the economic value of the Notes are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not Payor, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof.

(iii)         Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2 amounting to a more than a $.01 change in such Conversion Price, Purchaser, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

3.             In the event of any default hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

4.             Payor may prepay this Note without penalty, in whole or in part, at any time prior to the Maturity Date upon five (5) business days notice to Holder at the address set forth in Section 1 above.

5.             If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder of this Note and upon written notice to Payor, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)           Payor fails to pay any of the principal amount due under this Note or any accrued interest or other amounts due and payable under this Note, in each case within five business days after written notice from Holder that such payment is due and payable;

(b)           Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)           An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within ninety (90) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

6.             Upon receipt by Payor of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to Payor, or (z) in the case of mutilation, upon surrender and cancellation of any Note, Payor shall execute and deliver a new Note of like tenor and date.

7.             This Note shall be governed by construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.  This Note and the Registration Rights Agreement, dated March     , 2003, by and among the Payor and the Holders constitute the full and entire understanding and agreement between Payor and Holder with regard to the subject matter hereof, and supersede any other agreements or promises between or made by Payor or Holder to each other, whether oral or written, including but not limited to that certain document entitled “JMR, Inc. Summary of Terms/Private Placement” dated January 29, 2003.  No party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Note and the Registration Rights Agreement.

8.             The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.

“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of Payor to banks or commercial finance or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), whether or not secured, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(a)           Insolvency Proceedings.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Payor, (a) no amount shall be paid by Payor in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b)           Default on Senior Indebtedness.  If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein,

or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note unless within one hundred eighty (180) days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated.  Not more than one notice may be given to Holder pursuant to the terms of this Section 8(b) during any 360 day period.

(c)           Further Assurances.  By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Holder’s rights hereunder, Payor may require that Holder execute such forms of subordination agreement, provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d)           No Impairment.  Nothing contained in this Section 8 shall impair the Holder’s right to convert the principal and interest of this Note into equity securities of Payor.

(e)           Lien Subordination.  Any lien or security interest of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Payor or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by Payor or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

(f)            Applicability of Priorities.  The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable or unperfected.  The foregoing notwithstanding, Holder covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness.  Nothing in this Section 8(f) affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

(g)           Reliance of Holders of Senior Indebtedness.  Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

9.             Any term of this Note may be amended or waived with the written consent of Payor and the Holders of a majority of the then-outstanding principal amount of all Notes.  Upon the effectuation of such waiver or amendment in conformance with this Section 9, Payor shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

ImageWare Systems, Inc.

By:
Name:
Title:

Acknowledged and Agreed:

By:
Name:
Title:
Date: